Exhibit 16.1

中正達會計師事務所有限公司

Centurion ZD CPA Limited

Certified Public Accountants (Practising) HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong 香港 皇后大道中三五九至三六一號 南島商業大廈七樓 Tel : (852) 2851 7954 Fax: (852) 2545 4086 Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong 九龍 旺角 亞皆老街八號 朗豪坊辦公大樓 2105-06 室 Tel: (852) 2780 0607 Fax: (852) 2780 0013

Ref.:907

January 18, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements made by Value Exchange International, Inc. (the Company), which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 of its Form 8-K, regarding the change in certifying accountant. We agree with the statements concerning our firm in such Current Report on Form 8-K. We have no basis to agree or disagree with other statements made under Item 4.01.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

For and on behalf of

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited (fka AWC (CPA) Limited)